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Exhibit 23

                 (Letterhead of Arthur Andersen Appears Here)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference of our report dated October 31, 1995 on the Statement of Revenue and Direct Operating Expenses of the Bristol Shopping Plaza for the year ended December 31, 1994 included in Federal Realty Investment Trust's Form 8-K dated as of September 22, 1995 into the Registration Statements of Federal Realty Investment Trust previously filed Form S-3 (File No. 33-63687), Form S-3 (File No. 33-63955), Form S-3 (File No. 33-62389), Form S-8 (File No. 33-55111) and
Form S-8 (File No. 33-60252).


Hartford, Connecticut
December 19, 1995

                                                Arthur Andersen LLP

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